EXHIBIT 10.21

STOCK AND WARRANT PURCHASE AGREEMENT

THIS STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made on the 28th day of August, 2008, by and among BALQON CORPORATION, a California corporation (the “Company”), and MARLIN FINANCIAL GROUP, INC. (the “Investor”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Stock and Warrants

1.1 Sale and Issuance of Stock and Warrants

(a) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, Two Million Nine Hundred Sixteen Thousand Seven Hundred Twenty-Five (2,916,725) shares (the “Issue Shares”) of the no par value common stock of the Company (the “Common Stock”).

(b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, warrants to purchase up to Seven Hundred Twenty-Nine Thousand One Hundred Eighty (729,180) shares of the Common Stock (the “Warrants;” collectively with the Issue Shares and the Warrant Shares, as defined in section 1.3 of the Agreement, the “Shares”) on the terms and conditions set forth in this Agreement.

(c) As consideration for the Issue Shares and the Warrants, and in exchange therefor, (i) Investor has, pursuant to an oral agreement, provided valuable services to the Company the monetary value of which the board of directors of the Company has determined to be Fifty-Five Thousand and No/100 Dollars ($55,000.00) (the “Services Purchase Price”); and (ii) Investor shall pay to the Company Eight Hundred Seventy-Five and No/100 Dollars ($875.00) (the “Cash Purchase Price;” collectively with the Services Purchase Price, the “Purchase Price”). The total aggregate value of the Purchase Price shall be Fifty-Five Thousand Eight Hundred Seventy-Five and No/100 Dollars ($55,875.00).

(d) The parties acknowledge that the appraised value of the Shares is approximately $42,438.00 and Investor agrees that upon receipt of the Shares, Investor shall be paid in full for the services rendered to the Company and referenced in section 1(c) above, and Investor shall have no further claim for any additional payment therefor.

1.2 Closing. The purchase and sale of the Issue Shares and the Warrants shall take place at the offices of the Company at 11:00 A.M., on August__, 2008, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to Investor a duly executed stock certificate representing the Issue Shares and the duly executed Warrants and Investor shall deliver to the Company the Cash Purchase Price and all other documents and materials required pursuant to this Agreement. Notwithstanding any other provision of this Agreement to the contrary, in no event shall the Company be required to issue any Issue Shares or Warrants to Investor unless and until all payments and other documents and materials required to be delivered by Investor have been received by the Company and all conditions of this Agreement have been fulfilled.

1.3 Warrants and Warrant Shares. Investor may exercise its right to purchase shares of the Common Stock, pursuant to the Warrants, on the terms and conditions set forth in this section (the “Warrant Shares”).

(a) No later than one (1) year after the date of registration with the SEC of any shares of the Common Stock of the Company for sale or resale to the public (“First Termination Date”), Investor may elect to purchase, whereupon the Company shall issue, pursuant to the terms and conditions of this Agreement, up to Two Hundred Forty-Three Thousand Sixty (243,060) Warrant Shares at an exercise price of One and 50/100 Dollars ($1.50) per share (“First Exercise Price”). Investor’s right to purchase any Warrant Shares pursuant to this subsection shall expire at 5:00 P.M. Pacific Time on the First Termination Date.

(b) No later than two (2) years after the date of such registration of any shares of the Common Stock of the Company (“Second Termination Date”), Investor may elect to purchase, whereupon the Company shall issue, pursuant to the terms and conditions of this Agreement, up to Two Hundred Forty-Three Thousand Sixty (243,060) Warrant Shares at an exercise price of Two and No/100 Dollars ($2.00) per share (“Second Exercise Price”). Investor’s right to purchase any Warrant Shares pursuant to this subsection shall expire at 5:00 P.M. Pacific Time on the Second Termination Date.

(c) No later than three (3) years after the date of such registration of any shares of the Common Stock of the Company (“Third Termination Date;” collectively with the First Termination Date and the Second Termination Date, the “Termination Dates”), Investor may elect to purchase, whereupon the Company shall issue, pursuant to the terms and conditions of this Agreement, up to Two Hundred Forty-Three Thousand Sixty (243,060) Warrant Shares at an exercise price of Two and 50/100 Dollars ($2.50) per share (“Third Exercise Price;” collectively with the First Exercise Price and the Second Exercise Price, the “Exercise Price”). Investor’s right to purchase any Warrant Shares pursuant to this subsection shall expire at 5:00 P.M. Pacific Time on the Third Termination Date.

(d) Notwithstanding any other provision of this Agreement to the contrary, in no event shall Investor be permitted to purchase any Warrant Shares later than the date which is ten (10) years after the date of this Agreement, nor shall any Warrant be sold, transferred, assigned, hypothecated, pledged, or in any way alienated (each a “Transfer”) by Investor to any person and all such attempted or purported Transfers shall be null and void.

(e) In order to exercise any right to purchase Warrant Shares, Investor shall deliver to the Company written and executed notice of Investor’s intent to exercise Investor’s right to purchase said Warrant Shares (the “Notice”). The Notice shall specify the number of Warrant Shares which Investor elects to purchase, the applicable Exercise Price per share, and the total price for all Warrant Shares which Investor intends to purchase. Unless the Notice is delivered before 5:00 P.M. Pacific Time on the applicable Termination Date, the Notice shall be null and void.

(f) If the Notice is timely delivered to the Company, the purchase and sale of the Warrant Shares shall take place at the offices of the Company at 11:00 A.M., on the day which is ten (10) business days after the timely delivery of the Notice to the Company, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (each such time and place are designated as a “Warrant Closing”). At each Warrant Closing, the Company shall deliver to Investor a duly executed stock certificate representing the Warrant Shares that Investor is purchasing and Investor shall deliver to the Company the applicable Exercise Price and all other, documents and materials required pursuant to this Agreement. Notwithstanding any other provision of this Agreement to the contrary, in no event shall the Company be required to issue any Warrant Shares to Investor unless and until (i) such issuance is in compliance with all applicable federal and state securities laws, and (ii) all payments and other documents and materials required to be delivered by Investor have been received by the Company and all conditions of this Agreement have been fulfilled.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that, as of the date hereof unless a different date is specified, and except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished to the Investor prior to execution hereof and attached hereto as Schedule A, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1 Organization. Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2 Capitalization Common Stock. The authorized capital of the Company consists of One Hundred Million (100,000,000) shares of common stock, no par value per share, of which Sixteen Million Six Hundred Sixty-Seven Thousand (16,667,000) shares are issued and outstanding as of the date hereof.

(b) As of the date hereof, the outstanding shares of Common Stock are owned by the stockholders and in the numbers specified in Exhibit A hereto.

(c) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d) Except as set forth in the Schedule of Exceptions attached hereto as Schedule A, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Except as set forth herein, the Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder has been taken. This Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.5 Valid Issuance of Common Stock. The Common Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the issuance of the Issue Shares and Warrants, except for such filings as are required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

2.7 Offering. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and the qualification or registration requirements of applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

2.8 Litigation. There is no action, suit, proceeding or investigation pending, or to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the. Company currently pending or that the Company intends to initiate.

2.9 Compliance with Other Instruments. The Company is not in violation in any material respect of any provision of its articles of incorporation (the “Articles”) or bylaws (the “Bylaws”) nor, to its knowledge, in any material respect of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

2.10 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as it is presently conducted, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.11 Corporate Documents Minute Books. The Articles and Bylaws of the Company are in the form previously provided to the Investor. The minute books of the Company provided to the Investor contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

3. Representations, Warranties and Covenants of the Investor. The Investor represents, warrants and covenants that:

3.1 Authorization. Investor has full power and authority to enter into this Agreement and such agreement constitutes a valid and legally binding obligation, enforceable against Investor in accordance with its terms. Investor hereby represents and warrants to Company that, as of the date hereof unless a different date is specified, and except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished to the Company prior to execution hereof and attached hereto as Schedule A1, which exceptions shall be deemed to be representations and warranties as if made hereunder:

3.2 Organization, Good Standing and Qualification. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Investor is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.3 Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor’s representation to the Company, which by Investor’s execution of this Agreement Investor hereby confirms, that the Shares to be received by Investor (the “Securities”) will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.4 Disclosure of Information. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company.

3.5 Investment Experience. Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

3.6 Accredited Investor. Investor has read the definition of “accredited investor” attached to this Agreement as Exhibit B and Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Act, Investor has completed fully and executed Exhibit B. Investor acknowledges and agrees that the Company is relying and may rely on this and the other representations, warranties and covenants made by investor herein for compliance with federal and state securities laws.

3.7 Restricted Securities. Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering, that the Securities have not been registered under the Act, and that under federal securities laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities or an available exemption from registration under the Act, the Securities must be held indefinitely. In this connection, Investor represents that it is familiar with Rule 144 of the Act and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such information is not now available and the Company has no present plans to make such information available.

3.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, and:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act nor result in the loss of any exemption under the Act or any applicable blue sky laws.

(c) In no event shall Investor make any disposition or Transfer of any Issue Shares or Warrant Shares, or any right, title, or interest of Investor therein, until the date which is three (3) years after the date of this Agreement, except that Investor shall be permitted to Transfer Issue Shares or Warrant Shares acquired by Investor pursuant to this Agreement on the following conditions: (i) Investor gives five (5) business days’ prior written notice to the Company of Investor’s intent to Transfer the Issue Shares or Warrant Shares, including notice of the number of shares to be Transferred, the price or other consideration therefor, the proposed transferee, and the proposed date of the Transfer; (ii) Balwinder Samra, an officer and shareholder of the Company (“Samra”), shall have already Transferred shares of the Common Stock before Investor Transfers any of Investor’s Shares; (iii) Investor will not Transfer a greater percentage of the Shares owned by Investor than the percentage which Samra Transferred of the shares of Common Stock owned by Samra (e.g., if Samra Transfers 10% of the Common Stock owned by Samra, then Investor may Transfer up to 10%, but no more, of the Shares owned by Investor); and (iv) no Transfer by Investor of the Shares will result in the loss of any exemption from registration or qualification of the Common Stock or of any other security of the Company under the Act or any applicable blue sky laws.

3.9 Legends. It is understood that the certificates evidencing the Securities may bear one or more legends restricting the transfer thereof or indicating the existence of restrictions on such transfer including legends substantially as set forth in this Section 3.8;

(a) “These securities have not been registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act and qualification under applicable state securities laws or an opinion of counsel satisfactory to the Company that such registration and qualification is not required.”

(b) Any legend required by the laws of the State of California, including, without limitation, any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

3.10 Tax Advisors. Investor has reviewed with Investor’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that Investor (and not the Company) shall be responsible for Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.11 Lock–up Agreements. Investor acknowledges that Investor may from time to time be asked to enter into a “market stand-still” or “lock-up” agreement further restricting Investor’s ability to sell or otherwise transfer the Securities. Investor hereby agrees to execute and deliver any such market stand-still, lock-up or similar agreement, provided that investor shall not be required to execute and deliver any such agreement unless Samra executes and delivers a similar agreement providing substantially the same restrictions on any sale of transfer of any shares of the Company’s stock held by Samra.

        4. California Commissioner of Corporations.

4.1 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

5. Conditions of Investor’s Obligations at Closing. The obligations of Investor under subsection 1.1 (c) of this Agreement are subject to the fulfillment on or before the Closing, of each of the following conditions, the waiver of which shall not be effective unless Investor consents thereto:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing, with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3 Qualifications. Except as otherwise stated in this Agreement, all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor’s counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing, or any Warrant Closing, of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing, or any Warrant Closing, with the same effect as though such representations and warranties had been made on and as of the Closing or any Warrant Closing, as applicable.

6.2 Payment of Purchase Price. The Investor shall have delivered the Cash Purchase Price specified in Section 1.1(c),

6.3 Qualifications. Except as otherwise stated in this Agreement, all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing or any Warrant Closing, as applicable.

7. Miscellaneous.

7.1 Survival. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

7.6 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7 Amendments and Waivers. Any term of this Agreement may be amended by the written consent of the parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the consent of the party or parties entitled to enforce such observance. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.9 Entire Agreement. This Agreement constitutes the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

7.10 Waiver of Conflicts. Each party to this Agreement acknowledges that Richard Christesen, counsel for the Company, has in the past and may continue to perform legal services for the Company and/or the Investor in matters unrelated to the transactions described in this Agreement. Each party to this Agreement also acknowledges that David Culmer, also counsel for the Company, may continue to perform legal services for the Company and/or the Investor in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby (i) acknowledges that they have had an opportunity to ask for information relevant to this disclosure, (ii) acknowledges that Richard Christesen and David Culmer represented the Company in the transaction contemplated by this Agreement and have not represented Investor or any individual stockholder or employee of the Company in connection with such transaction, (iii) gives its informed consent to the representation by Richard Christesen and/or David Culmer of the Investor in such unrelated matters and the representation by Richard Christesen and/or David Culmer of the Company in connection with this Agreement and the transactions contemplated hereby and any unrelated matters. Investor hereby acknowledges that it has been informed that it should seek the advise of an independent attorney and has either availed itself of that right or has elected to waive that right.

7.11 Construction. Each party to this Agreement acknowledges and agrees that it has been given the opportunity to review this Agreement independently with legal counsel, and that each party to this Agreement has cooperated in the drafting of this Agreement such that any construction to be made of this Agreement shall not be made based on any rule providing for interpretation against the party who causes uncertainty to exist, or against the draftsman. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

7.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“Company”:

BALQON CORPORATION, a California corporation

By:	/s/ Balwinder Samra
Balwinder Samra
Its: President

Address	1701 E. Edinger Ave., Unit E-3, Santa Ana, CA 92705 Facsimile: (714) 836-6343

“Investor”:

MARLIN FINANCIAL GROUP, INC,

By:	/s/ Mark Levine
Mark Levin Its: CEO

Address	9812 Falls Road, Suite 114-198 Potomac, MD 20854
Facsimile: 4434312508

SCHEDULE A

Schedule of Exceptions

This Schedule of Exceptions modifies, amends, supplements and discloses, and states exceptions to the representations and warranties of BALQON CORPORATION, a California corporation (the "Company"), set forth in Section 2 of the Stock Purchase and Warrant Agreement by and among the Company and MARLIN FINANCIAL GROUP, INC. (the "Agreement"). Each disclosure herein is made for the sake of convenience as to all sections of the Agreement, even if such disclosure is specified for a single section of the Agreement. Where any representation or warranty contained in the Agreement is limited or qualified by the materiality of the matters to which the representation or warranty is given, the inclusion of any matter in this Schedule of Exceptions does not constitute a determination by the Company that such matters are material. Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Agreement.

The Company has agreed, or is in the process of reaching agreement, to issue options to purchase up to 4,166,751 shares of Common Stock to Balwinder Samra. In addition, the Company has agreed, or is in the process of reaching agreement, to issue 1,250,025 shares of Common Stock and options to purchase up to 312,507 shares of Common Stock to Amarpal Singh Samra. In addition, the Company has agreed, or is in the process of reaching agreement, to issue 333,340 shares of Common Stock and options to purchase up to 83,334 shares of Common Stock to Henry Velasquez. In addition, the Company has agreed, or is in the process of reaching agreement, to issue 332,910 shares of Common Stock to Balwinder Samra. In addition, the Company has agreed, or is in the process of reaching agreement, to issue 150,000 shares of Common Stock to Richard Christesen. In addition, the Company has agreed, or is in the process of reaching agreement, to issue 150,000 shares of Common Stock to Robert Miranda. In addition, the Company has agreed, or is in the process of reaching agreement, to issue 250,000 shares of Common Stock to Robert Gruenwald. In addition, the Company has agreed, or is in the process of reaching agreement, to a reverse merger and issue shares and warrants as previously disclosed to the Investor. In addition, the Company has reserved 2,500,000 shares of Common Stock for issuance to various employees and consultants of the Company pursuant to individual stock option agreements.

-1-

SCHEDULE A1

Schedule of Exceptions

This Schedule of Exceptions modifies, amends, supplements and discloses, and states exceptions to the representations and warranties of Marlin Financial Group (the "Company"), set forth in Section 2 of the Stock Purchase and Warrant Agreement by and among the Investor and Balqon Corporation (the "Agreement"). Each disclosure herein is made for the sake of convenience as to all sections of the Agreement, even if such disclosure is specified for a single section of the Agreement. Where any representation or warranty contained in the Agreement is limited or qualified by the materiality of the matters to which the representation or warranty is given, the inclusion of any matter in this Schedule of Exceptions does not constitute a determination by the Company that such matters are material. Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Agreement.

-2-

EXHIBIT A

Capitalization Table
(as of the date of the Stock Purchase and Warrant Agreement and without showing the effect of the transactions contemplated therein)

Stockholder Name		No. of Shares of Common Stock
Balwinder Samra		16,667,000
Total		16,667,000

-1-

EXHIBIT B

Definition of "Accredited Investor"

Reg. § 230.501. As used in Regulation D [§§ 230.501-230.508], the following terms shall have the meaning indicated:

(a) *Accredited investor*. "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

Investor has read the foregoing definition of "Accredited Investor" and represents and warrants to the Company that Investor is an Accredited Investor as defined in paragraph(s) __5__ [fill in the blank], of subsection (a) of Reg. § 230.501 of Regulation D.

Marlin Financial Group, Inc.

By: /s/ Mark Levin
Mark Levin, CEO

-1-